                               AMENDMENT NO. 1 TO
                             PARTICIPATION AGREEMENT

The Participation Agreement dated August 1, 2007 by and among GOLDMAN SACHS TRUST, a statutory trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts life insurance company (the "Company"), is hereby amended effective May 15, 2009, as follows:

1. Schedule 1 of the Participation Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Participation Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                              GOLDMAN SACHS TRUST
                                 (Trust)


Date:                         By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              GOLDMAN, SACHS & CO.
                              (Distributor)


Date:                         By:
                                  ----------------------------------------------
                                  Name:  James A. McNamara
                                  Title: Managing Director


                              COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
                                 (Company)


Date: 5/11/09                 By: /s/ Michael A Reardon
                                  ----------------------------------------------
                                  Name:  Michael A Reardon
                                  Title: President and CEO

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                                   SCHEDULE 1

                                   SCHEDULE 1A

                                   SCHEDULE 1
                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT         PRODUCT NAME    1933 ACT #   1940 ACT #
---------------------   --------------   ----------   ----------
Commonwealth Annuity
   Separate Account A   Preferred Plus   333-141019    811-22024

Commonwealth Annuity
   Separate Account A    Advantage IV    333-141045    811-22024

Commonwealth Annuity
   Separate Account A       Horizon      333-157121    811-22024


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